Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-213043 of Blackstone Real Estate Income Trust, Inc. on Form S-11 of:

•	Our report dated June 29, 2017, relating to the combined statement of revenues and certain operating expenses of TA Multifamily Portfolio for the year ended December 31, 2016 (which report expresses an unmodified opinion and includes an emphasis of matter paragraph referring to the purpose of the combined statement) appearing in the Current Report on Form 8-K/A of Blackstone Real Estate Income Trust, Inc. dated June 29, 2017

•	Our report dated June 29, 2017, relating to the combined statement of revenues and certain operating expenses of HS Industrial Portfolio for the year ended December 31, 2016 (which report expresses an unmodified opinion and includes an emphasis of matter paragraph referring to the purpose of the combined statement) appearing in the Current Report on Form 8-K/A of Blackstone Real Estate Income Trust, Inc. dated June 29, 2017

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

July 13, 2017